EXHIBIT 31.3

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER OF
GREENLIGHT CAPITAL RE, LTD.

I, Simon Burton, certify that:

1.	I have reviewed this Amendment No.1 to Form 10-K of Greenlight Capital Re, Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report.

Dated:	April 29, 2020	/s/ SIMON BURTON
Simon Burton Chief Executive Officer (principal executive officer)